                                                                  Exhibit (a)(6)

                                UAM FUNDS, INC.

                         ARTICLES SUPPLEMENTARY TO THE
                                    CHARTER


          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $.001 per share, has reclassified Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's Sterling Partner's Balanced Portfolio's shares of common stock, Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's Sterling Partners' Balanced Portfolio's shares of common Stock, Twenty Five Million (25,000,000) authorized and unissued Institutional Class Shares of the Corporation's Sterling Partner's Small Cap Value Portfolio's shares of common stock, and Ten Million (10,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's Sterling Partners' Small Cap Value Portfolio's shares of common stock as unclassified shares:

          SECOND: The shares aforesaid have been duly reclassified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

          THIRD: These Articles Supplementary do not increase or decrease the authorized number of shares of the Corporation or the aggregate par value thereof. After the reclassification of the aforesaid shares of common stock, the Corporation has the authority to issue three billion (3,000,000,000) shares of its common stock, with an aggregate par value of three million dollars ($3,000,000), classified as follows:

Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              ----------------
Acadian Emerging Markets Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Acadian International Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
C&B Balanced Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              ----------------

C&B Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Intitutional Servicex Class Shares                    .    10,000,000
C&B Equity Portfolio for Taxable Investor
..    Institutional Class Shares                            .    25,000,000
..    Intitutional Servicex Class Shares                    .    10,000,000
C&B Mid Cap Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
DSI Balanced Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
DSI Disciplined Value Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
DSI Limited Maturity Bond Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
DSI Money Market Portfolio
..    Institutional Class Shares                            .   400,000,000
..    Institutional Service Class Shares                    .    10,000,000
Independence Small Cap Fund
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
FMA Small Company Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
ICM Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
ICM Fixed Income Portfolio
..    Institutional Class Shares                            .    50,000,000
..    Institutional Service Class Shares                    .    10,000,000
ICM Small Company Portfolio
..    Institutional Class Shares                            .    50,000,000
..    Institutional Service Class Shares                    .    10,000,000

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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              ----------------

McKee Domestic Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
McKee U.S. Government Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
McKee International Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
McKee Small Cap Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
NWQ Balanced Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
NWQ Value Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
NWQ Small Cap Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
NWQ Special Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Rice, Hall, James Small Cap Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Rice, Hall, James Small/Cap Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
SAMI Preferred Stock Income Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Sirach Strategic Balanced Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000

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Name of Series                                                Total Number of
--------------                                                Shares Allocated
                                                              ----------------

Sirach Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Sirach Growth Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Sirach Bond Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
Sirach Special Equity Portfolio
..    Institutional Class Shares                            .    50,000,000
..    Institutional Service Class Shares                    .    10,000,000
Sterling Partners' Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
TS&W International Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
TS&W Equity Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
TS&W Fixed Income Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000
TS&W Balanced Portfolio
..    Institutional Class Shares                            .    25,000,000
..    Institutional Service Class Shares                    .    10,000,000

for a total of one billion, seven hundred and ten million (1,710,000,000) shares classified into separate classes of common stock, with the remaining one billion, two hundred ninety million (1,290,000,000) shares being unclassified.

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          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of the 16th day of March, 2001.


                                        UAM FUNDS, INC.
WITNESS:


/s/ Theresa DelVecchio                  /s/ James F. Orr, III
----------------------                  ---------------------
Theresa DelVecchio                      James F. Orr, III
Assistant Secretary                     President

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                                  CERTIFICATE


          THE UNDERSIGNED, President of UAM Funds, Inc. who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        /s/ James F. Orr, III
                                        ---------------------
                                        James F. Orr, III
                                        President